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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                December 17, 1999
                                 Date of Report
                        (Date of earliest event reported)

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                              DECRANE HOLDINGS CO.
             (Exact name of registrant as specified in its charter)


          DELAWARE                        333-70363              13-4019703
(State or other jurisdiction      (Commission File Number)    (I.R.S. Employer
      of incorporation)                                      Identification No.)


                   C/O DLJ MERCHANT BANKING PARTNERS II, L.P.
                       277 PARK AVENUE, NEW YORK, NY 10172
          (Address, including zip code, of principal executive offices)


                                 (212) 892-3000
              (Registrant's telephone number, including area code)

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                                 NOT APPLICABLE
     (Former address and telephone number of principal executive offices, if changed since last report)

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ITEM 2.       ACQUISITION OR DISPOSITION OF ASSETS

ACQUISITION OF THE INFINITY PARTNERS, LTD.

     On December 17, 1999 we acquired substantially all of the assets, subject to accounts payable and accrued expenses assumed, of The Infinity Partners, Ltd. Infinity is a Texas-based designer and manufacturer of interior components for middle- and high-end corporate aircraft. We intend to continue to use the acquired assets to manufacture products similar to those previously manufactured by Infinity.

     The total purchase price was $17.6 million, plus a maximum of $25.2 million of contingent consideration payable in 2000 and 2001 based on future attainment of defined performance criteria. The total purchase price includes an estimated $0.8 million of acquisition related costs. The acquisition will be accounted for as a purchase and the difference between the purchase price and the fair value of the net assets acquired will be recorded as goodwill and amortized on a straight-line basis over thirty years. The amount of contingent consideration paid in the future, if any, will increase goodwill and will be amortized prospectively over the remaining period of the initial thirty-year term. Our consolidated financial statements will include Infinity's financial position and its results of operations for periods subsequent to the acquisition date.

     The acquisition was funded with borrowings under our senior credit facility.

ITEM 5.       OTHER EVENTS

REORGANIZATION AND RESTRUCTURING CHARGE

     In December 1999, we announced a plan to reorganize and restructure the operations of two of our subsidiaries, Hollingsead International, Inc. and Elsinore Engineering, Inc. In conjunction with this restructuring, we expect to record a nonrecurring pre-tax charge of between $8.0 million and $9.0 million in the fourth quarter of 1999 resulting in a net loss for the quarter and year ending December 31, 1999.

STOCK OPTION PLAN

     In December 1999, we amended our qualified management incentive stock option plan for key employees. The amended plan provides for the granting of options to purchase 356,257 common shares and expires in 2009. The options generally vest based upon future attainment of defined performance criteria although alternate vesting schedules may be authorized. Options to purchase 279,662 shares at $23.00 per share were granted of which options to purchase approximately 28,000 shares immediately vested. We believe the per share exercise price of the options granted approximated the fair market value of the underlying common stock on the grant date.

     The stock option plan is attached as Exhibit 10.19 to this Form 8-K.

MANAGEMENT STOCK PURCHASE

     In December 1999, management purchased 171,304 shares of DeCrane Holdings common stock for $23.00 per share. The total purchase price was $3.9 million of which one-half was paid in cash at closing and one-half was loaned to management by DeCrane Aircraft at applicable federal rates.

     The form of the stock subscription agreement is attached as Exhibit
10.20 to this Form 8-K.

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial statements of businesses acquired.

     The Infinity Partners, Ltd. Regulation S-X compliant audited financial statements are not available at this time. The audited financial statements for the appropriate periods will be filed by amendment to this Form 8-K as soon as practicable, but in no event later than March 1, 2000.

(b)      Pro forma financial information.

     Unaudited pro forma financial information reflecting The Infinity Partners, Ltd. acquisition is not available at this time. The pro forma financial information will be filed by amendment to this Form 8-K as soon as practicable, but in no event later than March 1, 2000.

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(c)  Exhibits.


      EXHIBIT
        NO.                   EXHIBIT DESCRIPTION
      -------     -------------------------------------------------------------------------------------------------
       10.19      Amended Management Incentive Stock Option Plan  **

       10.20      Amended Stock Subscription Agreement **

       10.21      Amended Incentive Bonus Plan **

      13.22.1     Articles of Incorporation DAH-IP Holdings, Inc. **

      13.22.2     By Laws of DAH-IP Holdings, Inc. **

      13.23.1     Articles of Incorporation of DAH-IP Infinity, Inc. **

      13.23.2     By Laws of DAH-IP Infinity, Inc. **

      13.24.1     Certificate of Limited Partnership DAH-IP Acquisition Co., L.P. **
                  the General Partner, and DeCrane Aircraft Holdings, Inc., the Limited Partner **

      13.24.2     Limited Partnership Agreement of DAH-IP Acquisition Co., L.P. among DAH-IP Holdings, Inc., the General Partner, and DeCrane Aircraft Holdings, Inc., the Limited Partner **

      13.24.3     Assignment of Partnership Interest by DeCrane Aircraft Holdings, Inc. to DAH-IP Infinity, Inc. **

       21.1       List of Subsidiaries of Registrant **


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      *   Previously filed
      **  Filed herewith


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                DECRANE HOLDINGS CO.
                                                   (Registrant)



December 30, 1999                 By:     /S/  RICHARD J. KAPLAN
                                          -------------------------------------
                                          Name:    Richard J. Kaplan
                                          Title:   Assistant Secretary and
                                                   Assistant Treasurer
                                                   (chief accounting officer)

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